Exhibit 99

 FOR IMMEDIATE RELEASE

3M Reports Higher Second-Quarter Sales and Earnings

ST.  PAUL, Minn. — July 18, 2005 — 3M (NYSE:MMM) today announced its results for second quarter 2005.

The company reported net income of $776 million, or $1.00 per share in the second quarter, versus $773 million, or $0.97 per share in the second quarter of 2004.  Excluding a previously announced non-recurring tax charge related to the domestic reinvestment provisions of the American Jobs Creation Act of 2004(a), 3M earned $851 million or $1.09 per share in the second quarter, a 12.4 percent increase in earnings per share over the comparable quarter.

“The 3M team delivered another solid quarter, characterized by broad-based sales growth and a continued commitment to operational efficiency,” said Robert S. Morrison, 3M interim chairman and CEO.   “3M has an outstanding leadership team, a time-tested business model and deep commitment to delivering on its objectives. I am excited about the opportunity to lead the company during this period of transition.”

Worldwide sales in the second quarter totaled $5.3 billion, 5.6 percent higher than in the year-earlier quarter. Local currency sales increased 3.5 percent, with selling prices contributing 0.8 percent.  Local-currency sales increased 7.0 percent in Safety, Security and Protection Services, 6.7 percent in Transportation, 6.7 percent in Consumer and Office, 4.1 percent in Industrial, 3.8 percent in Health Care, and 1.5 percent in Electro and Communications, but declined 2.5 percent in Display and Graphics.

“For the rest of the year, we expect top-line growth to continue to accelerate,” said Patrick D. Campbell, senior vice president and CFO. “We anticipate that increased global demand for flat panel displays, particularly LCD televisions, will improve second-half sales of LCD enhancement films and fuel higher growth in our Display and Graphics business. We also expect solid second-half sales and earnings growth across the rest of our broad portfolio as our employees continue to leverage 3M’s outstanding customer relationships, product and technology platforms, extensive geographic presence, and, as always, operational discipline.”

3M also provided an update on the pending acquisition of CUNO Inc., a leader in the global liquid filtration and purification market, announced May 12, 2005. The companies have obtained all regulatory approvals and CUNO Inc. has scheduled a shareholder meeting Aug 2 to vote on the acquisition.  Pending shareholder approval, the acquisition is expected to close shortly thereafter.

For the year, the company now expects reported earnings to be within a range of $4.10 to $4.15 per share.  Excluding non-recurring items(a), 3M expects earnings of $4.20 to $4.25 per share, raising the low end of a previous expectation of $4.15 to $4.25 per share.  This expectation includes approximately $0.04 per share of earnings dilution from the CUNO acquisition.  Third-quarter earnings are expected to be in the range of $1.06 to $1.08 per share, including $0.03 per share of CUNO-related earnings dilution.  The company expects local currency growth of 4 to 7 percent in the third-quarter and full-year local currency growth of 4 to 6 percent, excluding acquisitions.

Patrick D. Campbell will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central Time) today. Investors can access a webcast of this conference, along with related charts and materials, at http://investor.3M.com.

(a) 3M plans to reinvest approximately $1.7 billion of foreign earnings in the United States pursuant to the provisions of the American Jobs Creation Act of 2004. This act provides the company the opportunity to tax efficiently repatriate foreign earnings for U.S. qualifying investments specified in its domestic reinvestment plan. As a consequence, in the second quarter of 2005, 3M recorded a non-recurring charge of $75 million dollars, net of available foreign tax credits.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about the company’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic conditions; (2) competitive conditions and customer preferences; (3) foreign currency exchange rates and fluctuations in those rates; (4) the timing and acceptance of new product offerings; (5) the availability and cost of purchased components and materials, including oil-derived compounds; (6) 3M’s ability to successfully integrate and obtain the anticipated synergies from acquisitions and strategic alliances; (7) generating less operating income from its corporate initiatives than estimated; and (8) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About 3M — A Global, Diversified Technology Company

Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 67,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Six-months ended
	June 30		June 30
	2005	2004	2005	2004
Net sales	$5,294	$5,012	$10,460	$9,951

Operating expenses
Cost of sales	2,594	2,452	5,131	4,888
Selling, general and administrative expenses	1,121	1,084	2,235	2,188
Research, development and related expenses	296	290	587	572

Total	4,011	3,826	7,953	7,648

Operating income	1,283	1,186	2,507	2,303

Interest expense and income
Interest expense	19	16	39	35
Interest income	(16)	(10)	(32)	(20)

Total	3	6	7	15

Income before income taxes and minority interest	1,280	1,180	2,500	2,288
Provision for income taxes	492	389	888	755
Minority interest	12	18	27	38

Net income	$776	$773	$1,585	$1,495

Weighted average common shares outstanding — basic	768.0	782.5	769.8	782.7
Earnings per share — basic	$1.01	$0.99	$2.06	$1.91

Weighted average common shares outstanding — diluted	780.2	799.7	783.6	799.6
Earnings per share — diluted	$1.00	$0.97	$2.02	$1.87

Cash dividends paid per common share	$0.42	$0.36	$0.84	$0.72

3M Company and Subsidiaries

SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended			Six-months ended
	June 30, 2005			June 30, 2005

	Excluding			Excluding
	special	Special	Reported	special	Special	Reported
	items(a)	items(a)	total	items (a)	items (a)	total

Net sales	$5,294	$—	$5,294	$10,460	$—	$10,460

Operating expenses
Cost of sales	2,594	—	2,594	5,131	—	5,131
Selling, general and administrative expenses	1,121	—	1,121	2,235	—	2,235
Research, development and related expenses	296	—	296	587	—	587

Total	4,011	—	4,011	7,953	—	7,953

Operating income (loss)	1,283	—	1,283	2,507	—	2,507

Interest expense and (income), net	3	—	3	7	—	7

Income (loss) before income taxes and minority interest	1,280	—	1,280	2,500	—	2,500

Provision (benefit) for income taxes	417	75	492	813	75	888
Effective tax rate	32.5%	—	38.4%	32.5%	—	35.5%

Minority interest	12	—	12	27	—	27

Net income (loss)	$851	$(75)	$776	$1,660	$(75)	$1,585

Weighted average diluted shares	780.2	780.2	780.2	783.6	783.6	783.6
Net income per diluted share	$1.09	$(0.09)	$1.00	$2.12	$(0.10)	$2.02

(a)          In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the company also discloses non-GAAP results that exclude special items. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company provides reconciliations of its non-GAAP financial reporting to the most comparable GAAP reporting. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. Earnings per share and other amounts before special items are not measures recognized under GAAP. The determination of special items may not be comparable to similarly titled measures used by other companies. In the second quarter of 2005, 3M recorded a charge of $75 million, net of available foreign tax credits, related to its plans to reinvest approximately $1.7 billion of foreign earnings in the United States pursuant to the provisions of the American Jobs Creation Act of 2004.  No special items were recorded in 2004.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Jun. 30,	Jun. 30,	Dec. 31,
	2005	2004	2004
ASSETS
Current assets
Cash and cash equivalents	$1,765	$2,314	$2,757
Accounts receivable — net	2,951	2,913	2,792
Inventories	2,020	1,940	1,897
Other current assets	1,212	1,460	1,274

Total current assets	7,948	8,627	8,720
Investments	274	211	227
Property, plant and equipment — net	5,516	5,456	5,711
Goodwill, intangible assets and other assets	5,819	4,068	6,050

Total assets	$19,557	$18,362	$20,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,103	$1,358	$2,094
Accounts payable	1,201	1,108	1,168
Accrued payroll	475	487	487
Accrued income taxes	1,187	1,094	867
Other current liabilities	1,340	1,547	1,455

Total current liabilities	5,306	5,594	6,071
Long-term debt	706	1,303	727
Other liabilities	3,445	3,008	3,532

Total liabilities	9,457	9,905	10,330

Total stockholders’ equity — net	10,100	8,457	10,378
Shares outstanding
June 30, 2005: 765,071,990 shares
June 30, 2004: 782,703,301 shares
December 31, 2004: 773,518,281 shares

Total liabilities and stockholders’ equity	$19,557	$18,362	$20,708

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Six-months ended
	June 30
	2005	2004

SUMMARY OF CASH FLOW:

NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,171	$2,237

Cash flows from investing activities:
Purchases of property, plant and equipment	(452)	(378)
Acquisitions, net of cash acquired	—	(86)
Other investing activities	(31)	29

NET CASH USED IN INVESTING ACTIVITIES	(483)	(435)

Cash flows from financing activities:
Change in debt	(991)	(286)
Purchases of treasury stock	(1,185)	(792)
Reissuances of treasury stock	287	352
Dividends paid to stockholders	(647)	(564)
Other financing activities	(36)	(23)

NET CASH USED IN FINANCING ACTIVITIES	(2,572)	(1,313)

Effect of exchange rate changes on cash	(108)	(11)

Net increase (decrease) in cash and cash equivalents	(992)	478
Cash and cash equivalents at beginning of period	2,757	1,836

Cash and cash equivalents at end of period	$1,765	$2,314

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Six-months ended
	June 30
	2005	2004

NON-GAAP MEASURES

Free Cash Flow:
Net cash provided by operating activities	$2,171	$2,237
Purchases of property, plant and equipment	(452)	(378)

Free Cash Flow(a)	$1,719	$1,859

Net Working Capital Turns(b)	5.6	5.4

(a) Free cash flow is not defined under GAAP.  Therefore, it is considered a non-GAAP measure.  Non-GAAP measures should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies.  The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment.  It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.  The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

(b) The company uses non-GAAP measures that place emphasis and focus on certain working capital assets and liabilities.  3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable.  This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Three-Months Ended June 30, 2005

Sales Change Analysis By Geographic Area	United States	International	Worldwide

Volume — core	2.4%	2.9%	2.7%

Volume — acquisitions	0.1	0.0	0.0

Volume — total	2.5	2.9	2.7

Price	2.0	0.0	0.8

Total local-currency sales	4.5	2.9	3.5

Translation	—	3.4	2.1

Total sales change	4.5%	6.3%	5.6%

Sales Change Analysis By Business Segment	Local- currency Sales	Translation	Total Sales Change

Health Care	3.8%	2.3%	6.1%

Industrial	4.1	2.9	7.0

Display and Graphics	(2.5)	0.3	(2.2)

Consumer and Office	6.7	2.3	9.0

Safety, Security and Protection Services	7.0	2.6	9.6

Electro and Communications	1.5	2.3	3.8

Transportation	6.7	2.9	9.6

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Six-Months Ended June 30, 2005

Sales Change Analysis By Geographic Area	United States	International	Worldwide

Volume — core	1.8%	2.3%	2.0%

Volume — acquisitions	0.3	0.1	0.2

Volume — total	2.1	2.4	2.2

Price	1.8	(0.1)	0.7

Total local-currency sales	3.9	2.3	2.9

Translation	—	3.6	2.2

Total sales change	3.9%	5.9%	5.1%

Sales Change Analysis By Business Segment	Local- currency Sales	Translation	Total Sales Change

Health Care	4.5%	2.5%	7.0%

Industrial	3.4	2.9	6.3

Display and Graphics	(0.9)	0.8	(0.1)

Consumer and Office	3.1	2.3	5.4

Safety, Security and Protection Services	5.1	2.6	7.7

Electro and Communications	—	2.4	2.4

Transportation	5.6	2.8	8.4

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

BUSINESS
SEGMENT	Three-months ended		Six-months ended
INFORMATION	June 30		June 30
(Millions)	2005	2004	2005	2004

NET SALES
Health Care	$1,112	$1,049	$2,225	$2,080
Industrial	927	867	1,831	1,723
Display and Graphics	864	884	1,726	1,729
Consumer and Office	735	675	1,434	1,361
Safety, Security and Protection Services	599	547	1,156	1,074
Electro and Communications	594	572	1,151	1,123
Transportation	447	409	914	844
Corporate and Unallocated	16	9	23	17

Total Company	$5,294	$5,012	$10,460	$9,951

OPERATING INCOME
Health Care	$310	$274	$619	$536
Industrial	189	158	373	312
Display and Graphics	277	312	563	606
Consumer and Office	140	123	262	245
Safety, Security and Protection Services	151	136	284	261
Electro and Communications	118	89	221	166
Transportation	121	105	247	224
Corporate and Unallocated	(23)	(11)	(62)	(47)

Total Company	$1,283	$1,186	$2,507	$2,303

Investor Contacts:	Mark Colin	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000